                                                                   EXHIBIT 21.1


                                 SUBSIDIARIES
                                      OF
                         AUGUST TECHNOLOGY CORPORATION


         Company                                State or Place of Organization
         -------                                ------------------------------
August Technology International LLC                           Minnesota


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